Exhibit 10.3

                AMENDMENT No. 2 dated as of June 26, 2013 (this “Amendment”), to the Second Lien Credit Agreement dated as of March 11, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda, TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar, TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, CREDIT SUISSE AG, as Administrative Agent and Collateral Agent, and each lender from time to time party thereto (collectively, the “Lenders”).

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement as set forth herein and the Lenders whose signatures appear below, constituting the Required Lenders under the Credit Agreement, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, effective as of the Amendment Effective Date (as defined below), as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. The term “Amendment Arranger” means Credit Suisse Securities (USA) LLC, in its capacity as the sole lead arranger and sole bookrunner for this Amendment.

SECTION 2. Amendment of the Credit Agreement. Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by

(i) deleting the word “and” at the end of clause (a)(x) of such definition;

(ii) replacing the word “less” at the end of clause (a)(xi) of such definition with the word “and”; and

(iii) inserting the following as a new clause (a)(xii) in such definition;

“(xii) amortization of development advance payments that were made with the objective of increasing the number of clients, or improving customer loyalty; less”

(b) The definition of “First Lien Tranche S Collateral Account” in Section 1.01 of the Credit Agreement is hereby replaced with the following:

“ ‘First Lien Tranche S Collateral Account’ means (a) the “Tranche S Collateral Account” as defined in the First Lien Credit Agreement as in effect on the Effective Date and (b) any other cash collateral account that replaces, in whole or in part, such “Tranche S Collateral Account”; provided that the aggregate amount of cash and Cash Equivalents held in such accounts shall not exceed $137,000,000.”

(c) Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 7.11 Maximum Total Leverage Ratio. Permit the Total Leverage Ratio for any Test Period ending on any date set forth below to be greater than the ratio set forth below opposite such date:

Fiscal Year	March 31	June 30	September 30	December 31
2013		7.15:1	7.15:1	7.15:1
2014	7.15:1	7.15:1	6.95:1	6.95:1
Thereafter	6.75:1	6.75:1	6.75:1	6.75:1

(d) Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 7.12 Maximum Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio for any Test Period ending on any date set forth below to be greater than the ratio set forth below opposite such date:

Fiscal Year	March 31	June 30	September 30	December 31
2013		5.45:1	5.25:1	5.25:1
2014	5.15:1	5.15:1	5.15:1	5.15:1
Thereafter	4.90:1	4.90:1	4.90:1	4.90:1

SECTION 3. Representations and Warranties. Holdings, Intermediate Parent, TDS Intermediate Parent and the Borrower hereby represent and warrant to each other party hereto that the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date (in each case, except to the extent that any representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates.

SECTION 4. Effectiveness. This Amendment shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Amendment Effective Date”):

(a) The Administrative Agent shall have executed a counterpart hereof and shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of Holdings, Intermediate Parent, TDS Intermediate Parent, the Borrower and Consenting Lenders that constitute at least the Required Lenders (it being understood that each Consenting Lender’s delivery of an executed signature page shall be irrevocable).

(b) The Amendment Arranger shall have received a certificate from a Responsible Officer of the Borrower dated the Amendment Effective Date certifying that (i) the representations and warranties set forth in Section 3 hereof are accurate and (ii) no Default or Event of Default has occurred and is continuing or would occur after giving effect to the transactions contemplated by this Amendment.

(c) The Administrative Agent shall have received payment from the Borrower, in Same Day Funds, for the account of each Lender that delivers an executed counterpart signature page to this Amendment at or prior to 5:00 p.m., New York City time, on June 14, 2013 (each, a “Consenting Lender”), a consent fee in an aggregate amount equal to (i) the aggregate principal amount of the Loans of such Lender as of such time multiplied by (ii) 0.10%.

(d) The Administrative Agent and the Amendment Arranger shall have received all other fees and other amounts due and payable to them in connection with this Amendment and invoiced before the Amendment Effective Date, including reimbursement or payment of all reasonable documented out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by any Loan Party in connection with the Amendment.

(e) The refinancing of the First Lien Credit Agreement shall have become (or shall concurrently become) effective in accordance with its terms.

SECTION 5. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

(b) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import intended to refer to the Credit Agreement in any other Loan Document, shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof.

SECTION 7. Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Section 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 8. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

TRAVELPORT LLC, as the Borrower

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person
(Senior Vice President and Secretary)

TRAVELPORT LIMITED, as Holdings

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President
and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

TDS INVESTOR (LUXEMBOURG) S.À R.L., as TDS Intermediate Parent

By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By	/s/ Judith E. Smith
	Name:	Judith E. Smith
	Title:	Authorized Signatory

By	/s/ Michael D’Onofrio
	Name:	Michael D’Onofrio
	Title:	Authorized Signatory